Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn.,  May 14, 2014  – Frontier Communications Corporation  (NASDAQ: FTR) is scheduled to participate in the 42nd Annual J.P. Morgan Global Technology, Media and Telecom Conference on May 19, 2014 in Boston.  Maggie Wilderotter, Chairman of the Board and CEO and John Jureller, Executive Vice President and Chief Financial Officer, are scheduled to present at 9:40  a.m. Eastern on May  19th.

A live webcast will be available at Frontier’s Investor Relations website under “Webcasts and Presentations.”

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband,  voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 27 states.  Frontier’s approximately 13,700 employees are based entirely in the United States.  More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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